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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

              We consent to the incorporation by reference in this Registration Statement of Escalon Medical Corp. on Form S-8 of our reports dated August 21, 1998 and August 13, 1999 appearing in the Annual Reports on Form 10-K of Escalon Medical Corp. for the years ended June 30, 1998 and June 30, 1999, respectively, and to the reference to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

/s/Parente, Randolph, Orlando, Carey & Associates LLC
Parente, Randolph, Orlando, Carey & Associates LLC

Philadelphia, Pennsylvania
January 28, 2000